EXHIBIT 1.01.2

American Railcar Industries, Inc.
Conflict Minerals Report

INTRODUCTION

This Conflict Minerals Report (“CMR”) of American Railcar Industries, Inc. (“ARI” or “the Company”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") for the reporting period from January 1, 2014 to December 31, 2014 (“the Reporting Period”).

Rule 13p-1 under the Exchange Act requires the disclosure of certain information when a company manufactures or contracts to manufacture products for which “Conflict Minerals” are necessary to the functionality or production of those products. The “Conflict Minerals” for the purposes of Rule 13p-1 are gold, columbite-tantalite (coltan), cassiterite, and wolframite (including their derivatives, tantalum, tin and tungsten, and other minerals or derivatives the U.S. Secretary of State may designate in the future). The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo (“the DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, and Angola.

In accordance with Securities and Exchange Commission (“SEC”) guidance, this CMR is not audited.

As required by Rule 13p-1, this CMR relates to products (the “Covered Products”): (i) for which Conflict Minerals are necessary to the functionality or production of those products; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the Reporting Period. Based on its reasonable country of origin inquiry (“RCOI”) and the due diligence procedures outlined below, ARI identified certain externally sourced railcar components that are contained in ARI’s railcar products which contain necessary Conflict Minerals.  These components constitute only a small portion of the materials content of the products made at ARI's manufacturing facilities.

RCOI
ARI conducted a good faith RCOI regarding the necessary Conflict Minerals used in its products. This good faith RCOI was designed to reasonably determine whether any of the necessary Conflict Minerals originated in the Covered Countries or came from recycled or scrap sources. RCOI procedures included evaluating ARI supplier responses to the Electronic Industry Citizenship Coalition/Global e-Sustainability Initiative Conflict Minerals Reporting Template (“the Template”). Where applicable, the Company also inquired and/or obtained supplier policies on Conflict Minerals and made follow-up inquiries with appropriate supplier personnel.

DUE DILIGENCE PROCESS

Design of Due Diligence
Based on the Company’s RCOI, the Company was also required to exercise due diligence on the source and chain of custody of the Conflict Minerals in its products. The design of the due diligence measures described below is intended to comply in all material respects with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (collectively, “the OECD Guidance”). The OECD Guidance is an internationally recognized due diligence framework for identifying the source of Conflict
Minerals, which includes the following steps:

Step 1: Establish strong company management systems

Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of smelter(s)/refiner(s) due diligence practices
Step 5: Report annually on supply chain due diligence

The OECD Guidance is written for the entire mineral supply chain and therefore ARI’s due diligence measures were tailored to include steps appropriate for “downstream” companies such as the Company.

Due Diligence Measures Performed
The Company’s supply chain is complex. Numerous third-parties are involved in the network that exists between ARI's suppliers and the original sources of any Conflict Minerals. Because the Company does not purchase Conflict Minerals directly from mines, smelters or refiners, it must rely on its suppliers to provide information regarding the origin of the Conflict Minerals in ARI's products. Given this context, the Company undertook the following measures to exercise due diligence on the source and chain of custody of the Conflict Minerals in its products for the Reporting Period:

(i)	ARI has established a management system to support its supply chain due diligence.

a.
ARI maintains an organizational structure and communication process that is intended to establish a system of transparency over its supply chain. This system is meant to help ARI obtain critical information regarding the supply chain of Conflict Minerals used in its products.

b.
ARI has a company policy regarding Conflict Minerals. This policy is publicly available on the Company’s website: www.americanrailcar.com. Employees, suppliers and other interested parties can contact ARI regarding its Conflict Minerals policy either in writing or by phone.

c.
Authority and responsibility are assigned to a multi-disciplinary team comprised of ARI's Director of Purchasing, Manager of Financial Reporting, and Manager of Internal Audit (collectively, the “Conflict Minerals Committee”). The Conflict Minerals Committee receives periodic support from ARI's Vice President, Finance and Chief Accounting Officer and its General Counsel and reports all Conflict Minerals matters directly to the Senior Vice President, Chief Financial Officer and Treasurer.

d.
ARI has distributed communications to its suppliers making them aware of Rule 13p-1 and ARI's related policies. Conflict Minerals provisions have been incorporated into supplier contracts and purchase orders through the Company's updated standard terms and conditions as published on its website.

e.	ARI maintains business records relating to Conflict Minerals due diligence in accordance with the Company's existing processes.

(ii)	ARI has taken steps to identify and assess risk in its supply chain.

a.
ARI identified suppliers in its supply chain during the Reporting Period and sent those suppliers a copy of the Template (a “Survey”). As of April 30, 2015, a significant amount of Surveys were returned. Several follow-up reminders were sent to those suppliers who did not respond to the Survey. If a supplier did not respond to the Survey or the response was too general (i.e. declaration at company level instead of product level), ARI conducted a reasonable assessment of the composition of the suppliers’ product or materials in an effort to determine if the product or materials contained Conflict Minerals. ARI also reviewed Survey responses from suppliers that supplied similar products and materials to evaluate the consistency and accuracy of responses.

b.	ARI also engaged in discussions with its immediate suppliers in an effort to identify the smelters/refiners of any Conflict Minerals in its supply chain during the Reporting Period.

(iii)	ARI has designed and implemented a strategy to respond to identified risks.

a.
ARI’s Conflict Minerals Committee monitors internal accountability with respect to the implementation of the supply chain due diligence process and reports its findings of the supply chain risk assessment to upper level management and the Audit Committee of ARI's Board of Directors.

b.
ARI has designed and implemented a risk management plan that includes, but is not limited to, engaging in follow-up discussions with suppliers about the composition of their products and materials, requests for suppliers to complete Surveys, and working to incorporate Conflict Minerals language into ARI’s supplier contracts. If a supplier identifies that it has Conflict Minerals in the products or materials it supplies, ARI actively engages with that supplier to identify the locations of the smelter(s)/refiner(s) of those Conflict Minerals and to obtain a copy of their Conflict Mineral policies.

(iv)	ARI has determined reliance upon independent third-party audits of smelter/refiner due diligence practices by the Conflict Free Sourcing Initiative (CFSI) is appropriate.

a.
ARI is a downstream company and is many steps removed from the smelters and refiners that produce the necessary Conflict Minerals contained in ARI’s products or components of ARI’s products. ARI does not purchase raw minerals or ores, and does not, to the best of its knowledge, directly purchase Conflict Minerals from any of the Covered Countries. Accordingly, ARI does not perform or direct audits of these entities’ supply chains of Conflict Minerals. However, ARI supports industry wide efforts and the development and implementation of independent third-party audits of smelters and refiners, such as the CFSI’s Conflict-Free Smelter Program.

(v)
ARI complies with Step 5 of the OECD Guidance through its filing of this report (and the related Form SD) with the SEC and by making these materials publicly available on its website at www.americanrailcar.com.

DUE DILIGENCE RESULTS AND RISK MITIGATION

Based on the information that was provided by the suppliers that ARI surveyed and otherwise obtained through the due diligence process, ARI believes that, to the extent reasonably determinable by ARI, the facilities that were used to process the Conflict Minerals contained in the Covered Products included 302 identified entities, of which 234 include facilities that are listed in the Template as “Known Smelters or Refineries”.

ARI believes that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in Annex I.  This list includes only facilities that are Known Smelters or Refineries. ARI does not have sufficient information to determine all the facilities used to process those necessary Conflict Minerals or to determine the mines or countries of origin of the Conflict Minerals contained in the Covered Products or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources. ARI’s efforts to determine the mine(s) or location of origin with the greatest possible specificity included the use of the due diligence measures described above.

The Company expects to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s supply chain benefit armed groups in the Covered Countries: (i) continue to engage with suppliers to obtain current, accurate, and complete information about the supply chain; (ii) encourage suppliers to implement responsible sourcing; and (iii) work to further incorporate Conflict Minerals provisions into supplier contracts and purchase orders through the Company's updated standard terms and conditions.

ARI has provided information as of the date of this report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with ARI’s Conflict Minerals Policy Statement, may affect ARI’s future determinations under Rule 13p-1.

Website addresses are included in this report for reference only. Any information contained on ARI’s website is not incorporated by reference into this report.

FORWARD-LOOKING STATEMENTS

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “expects,” “plans,” “believes,” “estimates,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to the Company's future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on the Company's current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-

looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

ANNEX I

Metal	Smelter Name	Smelter Country
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Colt Refining	United States
Gold	Daejin Indus Co. Ltd	Korea, Republic of
Gold	DaeryongENC	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	Korea, Republic of
Gold	Doduco	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Guangdong Jinding Gold Limited	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc	United States

Gold	Johnson Matthey Ltd	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	Korea Metal Co. Ltd	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Met-Mex Peñoles, S.A.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co. LTD	Japan
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States
Gold	SAMWON METALS Corp.	Korea, Republic of
Gold	Schone Edelmetaal	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China

Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Torecom	Korea, Republic of
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex	United States
Tantalum	Ulba	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China
Tantalum	H.C. Starck GmbH	Germany
Tantalum	H.C. Starck Ltd.	Japan
Tin	Alpha	United States
Tin	China Rare Metal Materials Company	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China

Tin	Cooper Santa	Brazil
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Gold Bell Group	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Nanshan	China
Tin	Kai Unita Trade Limited Liability Company	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas LTDA	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallo Chimique	Belguim
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	OMSA	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Koba Tin	Indonesia

Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bankgka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Company, Ltd.	China
Tin	PT Timah	Indonesia
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Mitsubishi Materials Corporation	Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China